UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) Of the Securities
Exchange Act of 1934

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[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to Section 240.14a-12

THE HERZFELD CARIBBEAN BASIN FUND, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other Than the Registrant)

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THE HERZFELD CARIBBEAN BASIN FUND, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
November XX, 2014

Miami, Florida
August XX, 2014

TO THE STOCKHOLDERS OF
THE HERZFELD CARIBBEAN BASIN FUND, INC.:

The Annual Meeting of Stockholders of The Herzfeld Caribbean Basin Fund, Inc. (the “Fund”) will be held on November XX, 2014, at [         ]  Eastern time at 119 Washington Avenue, Suite 504, Miami Beach, FL 33139, for the following purposes (the “Annual Meeting”):

Proposal (1)	the election of two Class III directors; and,

Proposal (2)	Revision to the investment restriction regarding borrowing money, issuing senior securities, and pledging, mortgaging, or hypothecating assets; and,

Proposal (3)
Approval of an amendment to the investment advisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the advisory fees, and to make certain other non-material changes.

To transact such other business as may properly come before the meeting and any adjournments thereof.

The subjects referred to above are discussed in detail in the Proxy Statement accompanying this notice.  Each stockholder is invited to attend the Annual Meeting in person.  Stockholders of record at the close of business on August XX, 2014, have the right to vote at the meeting.  If you cannot be present at the Annual Meeting, we urge you to fill in, sign, and promptly return the enclosed proxy card in order that the Annual Meeting can be held without additional expense and a maximum number of shares may be voted.

REANNA J. M. LEE
Secretary

Important Notice Regarding the Availability of Proxy Materials for the
Stockholder Meeting to Be Held on November XX, 2014
The proxy statement and annual report to stockholders are available at http://www.herzfeld.com/cuba.htm or by calling the Secretary of the Fund, Reanna Lee at 800-854-3863 or 305-271-1900.

YOUR VOTE IS IMPORTANT
NO MATTER HOW MANY SHARES YOU OWNED ON THE RECORD DATE.

PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ENCLOSED PROXY CARD, DATE, SIGN AND RETURN IT IN THE ENVELOPE PROVIDED, WHICH IS ADDRESSED FOR YOUR CONVENIENCE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.  IN ORDER TO AVOID THE ADDITIONAL EXPENSE TO THE FUND OF FURTHER SOLICITATION, WE ASK YOUR COOPERATION IN VOTING YOUR PROXY PROMPTLY.  THE PROXY IS REVOCABLE AT ANY TIME PRIOR TO ITS USE.

The Herzfeld Caribbean Basin Fund, Inc.
119 Washington Avenue, Suite 504, Miami Beach, Florida 33139

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
NOVEMBER XX, 2014

This statement is furnished in connection with the solicitation of proxies by the Board of Directors of The Herzfeld Caribbean Basin Fund, Inc. (the "Fund") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 119 Washington Avenue, Suite 504, Miami Beach, FL  33139, on November XX, 2014 at [          ] Eastern time.  Stockholders of the fund are being asked to vote on (1) the election of two directors; (2) revision to investment restrictions regarding borrowing money, issuing senior securities, and pledging, mortgaging, or hypothecating assets; and (3) approval of an amendment to the investment advisory agreement to reflect the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the advisory fees, and to make certain other non-material changes.

Proxies may be solicited by mail, telephone, telegraph and personal interview.  The Fund has also requested brokers, dealers, banks or voting trustees, or their nominees, to forward proxy material to the beneficial owners of stock of record.  You may revoke your proxy at any time prior to the exercise thereof by submitting a written notice of revocation or subsequently executed proxy to the Secretary of the Fund at the address set forth above.  Signing and mailing the proxy will not affect your right to give a later-dated proxy or to attend the Annual Meeting and vote your shares in person.  There is no shareholder statutory right of appeal or dissident with respect to any matters to be voted on at the Annual Meeting.  The cost of soliciting proxies will be paid by the Fund.  This proxy statement is expected to be distributed to stockholders on or about August XX, 2014.

THE PERSON NAMED IN THE ACCOMPANYING PROXY WILL VOTE THE NUMBER OF SHARES REPRESENTED THEREBY AS DIRECTED OR, IN THE ABSENCE OF SUCH DIRECTION, FOR THE NOMINEE(S) FOR DIRECTOR AND TO TRANSACT SUCH OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING AND ANY ADJOURNMENTS THEREOF.

The Fund’s shares of beneficial interest trade on the NASDAQ Capital Market under the ticker symbol “CUBA.”

On August XX, 2014, the record date for determination of stockholders entitled to receive notice of and to vote at the Annual Meeting, or any adjournment thereof, there were issued and outstanding [                         ] shares of Common Stock of the Fund, each entitled to one vote, constituting all of the Fund’s then outstanding securities.

At the Annual Meeting, a quorum shall consist of the holders of a majority of the outstanding shares of the Common Stock of the Fund entitled to vote at the meeting.  If a quorum is present, a plurality of all votes cast at the Annual Meeting shall be sufficient for the approval of Proposal 1.  A majority of all votes cast at the Annual Meeting is required for the approvals of Proposals 2, and 3.  The affirmative vote of a majority of the Fund’s outstanding voting securities (as defined in the 1940 Act), for these purposes, is the vote of (1) 67% or more of the voting securities entitled to vote on such Proposal that are present at the Special Meeting, if the holders of more than 50% of the outstanding shares are present or represented by proxy, or (2) more than 50% of the outstanding voting securities entitled to vote on such Proposal, whichever is less. Under Maryland law, abstentions and broker non-votes will be included for purposes of determining whether a quorum is present at the Annual Meeting, but will be treated as votes not cast, and therefore, will not be counted for purposes of determining whether matters to be voted upon at the Annual Meeting have been approved.

The Fund will furnish, without charge, a copy of its annual report for its fiscal year ended June 30, 2014, to any stockholder requesting such report.

Requests for the annual report or semi-annual report should be made in writing to the Fund at the address set forth above or by calling the Secretary of the Fund, Reanna Lee, at 800-854-3863 or 305-271-1900.

ELECTION OF DIRECTORS
(Proposal 1)

Two directors are to be elected at the Annual Meeting.  Pursuant to the Fund’s By-Laws, the directors are classified into three classes with respect to the year of expiration of their terms of office.  Because the Fund’s Class III directors’ terms of office will expire in 2014, the Annual Meeting is being held for the election of such directors.  The remaining Class I and Class II directors’ terms of office will expire in 2015, and 2016, respectively.

If authority is granted on the accompanying proxy card to vote in the election of directors, it is the intention of the person named in the proxy to vote at the Annual Meeting for the election of the nominees named below, who have consented to being named in the proxy statement and to serve if elected.  If a nominee is unavailable to serve for any reason, the person named as proxy will vote for such other nominee selected by the Board of Directors, or the Board may reduce the number of directors as provided in the Fund’s By-Laws.  The Fund currently knows of no reason why the nominees listed below would be unable or unwilling to serve if elected.

As of August XX, 2014, the Fund’s Board of Directors consisted of [      ] members.  The Class III directors of the Fund, Mr. Thomas J. Herzfeld and Michael A. Rubin, Esq. are the two nominees for election, and their current terms as directors will expire on the date of the Annual Meeting or when their successors are elected and qualified.  The nominees would serve until their successors have been elected and qualified.

Certain information regarding the nominees as well as the current directors and executive officers of the Fund is set forth below.

Nominees for Director - “Interested Person”

Name, Address, Age	Position(s) Held with Fund	Term of Office* andLength of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios In Complex Overseen by Director	Other Directorships held by Nominee
Thomas J. Herzfeld** 119 Washington Avenue, Suite 504, Miami Beach, FL 33139 Age: 69	President, Chairman, Director and Portfolio Manager	current term expires 2014 1993 to present	Chairman and President of Thomas J. Herzfeld & Co., Inc., a broker dealer, and Thomas J. Herzfeld Advisors, Inc.	2	The Cuba Fund, Inc. (in registration)

Nominees for Director - “Independent Persons”

Name, Address, Age	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios In Complex Overseen by Director	Other Directorships held by Nominee
Michael A. Rubin c/o The Herzfeld Caribbean Basin Fund, Inc. 119 Washington Avenue, Suite 504, Miami Beach, FL 33139 Age: 71	Director	current term expires 2014 2002 to present	Partner of Michael A. Rubin P.A., attorney at law; Broker, Oaks Management & Real Estate Corp., a real estate corporation	1	None

Current Directors and Officers

Name, Address, Age	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios In Complex Overseen by Director	Other Directorships held by Officer/Director
Interested Director and Officer:
Thomas J. Herzfeld** 119 Washington Avenue, Suite 504, Miami Beach, FL 33139 Age: 69	President, Chairman, Director and Portfolio Manager	current term expires 2014 1993 to present	Chairman and President of Thomas J. Herzfeld & Co., Inc., a broker dealer, and Thomas J. Herzfeld Advisors, Inc.	2	The Cuba Fund, Inc. (in registration)

Name, Address, Age	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years
Officers:
Erik M. Herzfeld 119 Washington Avenue, Suite 504, Miami Beach, FL 33139 Age: 39	Portfolio Manager	2008 to present	Portfolio Manager and Managing Director, Thomas J. Herzfeld Advisors, Inc. 2007-present; Vice President JPMorgan Chase 2000-2007, foreign exchange options trading
Reanna J. M. Lee 119 Washington Avenue, Suite 504, Miami Beach, FL 33139 Age: 28	Secretary, Treasurer, CCO	Officer since 2014
In-house counsel of Thomas J. Herzfeld Advisors, Inc., 2012 - present; Chief Compliance Officer of Thomas J.  Herzfeld Advisors, Inc., 2013 - present; Reanna J M Lee, P.A., a law firm with areas of practice including intellectual property and entertainment law, 2011 - present.

*	Each director serves a three-year term after which the director may be re-elected for additional three-year terms.
**	An “interested person” (as defined in the Investment Company Act of 1940, as amended (“1940 Act”)) of the Fund because he is an officer and employee of the Fund’s investment advisor.

Name, Address, Age	Position(s) Held with Fund	Term of Office* and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Portfolios In Complex Overseen by Director	Other Directorships held by Officer/Director
Independent Directors:
John A. Gelety c/o The Herzfeld Caribbean Basin Fund, Inc. 119 Washington Avenue, Suite 504, Miami Beach, FL 33139 Age: 46	Director	current term expires 2013 2011 to present	John A. Gelety, P.A., attorney at law, a transactional law firm that specializes in business law, with a concentration on domestic and cross-border mergers & acquisitions, private equity and commercial transactions.	1	None
Ann S. Lieff c/o The Herzfeld Caribbean Basin Fund, Inc. 119 Washington Avenue, Suite 504, Miami Beach, FL 33139 Age: 61	Director	current term expires 2013 1998 to present	President of the Lieff Company, a management consulting firm that offers ongoing advisory services as a corporate director to several retail operations, 1998-present; former CEO Spec’s Music 1980-1998, a retailer of recorded music.	1	None
Michael A. Rubin c/o The Herzfeld Caribbean Basin Fund, Inc. 119 Washington Avenue, Suite 504, Miami Beach, FL 33139 Age: 71	Director	current term expires 2014 2002 to present	Partner of Michael A. Rubin P.A., attorney at law; Broker, Oaks Management & Real Estate Corp., a real estate corporation	1	None

Kay W. Tatum, Ph.D, CPA c/o The Herzfeld Caribbean Basin Fund, Inc. 119 Washington Avenue, Suite 504, Miami Beach, FL 33139 Age: 62	Director	current term expires 2015 2007 to present	Associate Professor of Accounting, University of Miami School of Business Administration, 1992-present; Chair, Department of Accounting, 2004-2008, Assistant Professor of Accounting, University of Miami, 1986-1992.	1	None

*	Each director serves a three-year term after which the director may be re-elected for additional three-year terms.

Ownership of Fund Securities by Directors and Executive Officers

Name	Dollar Range of Equity in the Fund**	Number of Shares Held**	Percent of Class**
Interested Director and Executive Officers
Thomas J. Herzfeld	_______	_______	_______
Erik M. Herzfeld	_______	_______	_______
Reanna J. M. Lee	_______	_______	_______

Independent Directors
Ann S. Lieff	_______	_______	_______
Michael A. Rubin	_______	_______	_______
John A. Gelety	_______	_______	_______
Kay W. Tatum, Ph.D., CPA	_______	_______	_______
All directors and executive officers as a group (seven persons)	N/A	_______	_______

**	As of August XX, 2014

None of the Independent Directors, and no immediate family members of any Independent Director, owns securities of the Fund’s investment adviser, or any control person of the Fund’s investment adviser.

The Board of Directors of the Fund held four regular meetings during the Fund’s fiscal year ended June 30, 2014.  Each of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of each committee of which he or she was a member.

Director Qualification

The following is a brief discussion of the experience, qualifications, attributes and/or skills that led to the Board of Directors’ conclusion that each individual identified below is qualified to serve as a Director of the Fund. In determining that a particular Director was qualified to serve as a Director, the Board has considered a variety of criteria, none of which was controlling. The Board believes that the Directors’ ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Adviser, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties, support the conclusion that each Director is qualified to serve as a Director of the Fund.

In addition, the following specific experience, qualifications, attributes and/or skills apply to each Director:  Mr. Herzfeld is the Chairman and President of Thomas J. Herzfeld Advisors, Inc., and serves as a director for the Cuba Fund, Inc.; Ms. Lieff is the President of the Lieff Company, former CEO of a music retailer; Mr. Rubin is a Partner of Michael A. Rubin, P.A., an attorney at law and a broker of a real estate corporation; Dr. Tatum is an Associate Professor of Accounting at the University of Miami School of Business Administration and former Chair of the Department of Accounting; and Mr. Gelety is the founding shareholder of John A. Gelety, P.A., a transactional law firm that specializes in business law, with a concentration on domestic and cross-border mergers and acquisitions, private equity and commercial transactions.

In its periodic self-assessment of the effectiveness of the Board, the Board considers the complementary individual skills and experience of the individual Directors primarily in the broader context of the Board’s overall composition so that the Board, as a body, possesses the appropriate (and appropriately diverse) skills and experience to oversee the business of the Fund. The summaries set forth above as to the experience, qualifications, attributes and/or skills of the Directors do not constitute holding out the Board or any Director as having any special expertise or experience, and do not impose any greater responsibility or liability on any such person or on the Board as a whole than would otherwise be the case.

The Board has determined that its leadership structure is appropriate given the business and nature of the Fund. In connection with its determination, the Board considered that Thomas J. Herzfeld is an “interested person” (as such term is defined in the 1940 Act) of the Fund and currently serves as the Chairman of the Board. The Independent Directors believe that the Chairman’s history of effecting meaningful dialogue between Fund management, service providers, counsel, independent auditor and the Independent Directors has been of great benefit to the Fund and its Board. The Independent Directors have further determined that they can act independently and effectively without having an Independent Director serve as Chairman. Nonetheless, as currently composed, the Independent Directors constitute a substantial majority of the Board.

The Board also considered that the chairperson and every member of each Board committee is an Independent Director, which yields similar benefits with respect to the functions and activities of the various Board committees. Through the committees, the Independent Directors consider and address important matters involving the Fund, including those presenting conflicts or potential conflicts of interest for management. The Independent Directors also regularly meet outside the presence of management with Fund counsel. The Board has determined that its committees help ensure that the Fund has effective and independent governance and oversight. The Board also believes that its leadership structure facilitates the orderly and efficient flow of information to the Independent Directors from Fund management.

Audit Committee

The Audit Committee of the Board currently consists of Mr. Rubin, Dr. Tatum, Mr. Gelety, and Ms. Lieff none of whom is an “interested person” of the Fund.  Each member of the Audit Committee is considered independent under the applicable NASDAQ Capital Market listing standards.  The Board has determined that Dr. Tatum qualifies as an “audit committee financial expert” and that she is “independent” of the Fund as such terms are defined in Item 3 of Form N-CSR.  The Board of Directors has adopted a written charter for the Audit Committee, which is available on the Fund’s website at www.herzfeld.com/cuba.htm.   The Audit Committee reviews the scope of the audit by the Fund’s independent auditors, confers with the auditors with respect to the audit and the internal accounting controls of the Fund and with respect to such other matters as may be important to an evaluation of the audit and the financial statements of the Fund, and makes recommendations with respect to the selection of auditors for the Fund.

Audit Committee Report and Change in Independent Registered Public Accounting Firm

On June 30, 2014, KPMG LLP (”KPMG”) acquired certain assets of ROTHSTEIN-KASS, P.A. (d/b/a Rothstein Kass & Company, P.C.) and certain of its affiliates (“Rothstein Kass”), the independent registered public accounting firm for the Fund. As a result of this transaction, effective June 30, 2014, Rothstein Kass resigned as the independent registered public accounting firm for the Fund. The Fund, by action of its Audit Committee, which was confirmed and approved by its Board of Directors, approved the engagement of KPMG as the independent registered public accounting firm for the Fund for the Fund’s fiscal year ended June 30, 2014.

The audit reports of Rothstein Kass on the Fund’s financial statements for the two most recent fiscal years did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years, and through the subsequent interim period preceding Rothstein Kass’s resignation: i) there were no disagreements between the Fund and Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Rothstein Kass would have caused them to make reference thereto in their reports on the Fund’s financial statements for such years; and, ii) there were no “reportable events” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

  The selection of KPMG does not reflect any disagreements with or dissatisfaction by the Fund or the Board of  Directors with the performance of the Fund’s prior independent registered public accounting firm, Rothstein Kass. During the Fund’s two most recent fiscal years, neither the Fund, nor anyone on their behalf, consulted with KPMG on items which: (i) concerned the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Fund’s financial statements; or (ii) concerned the subject of a disagreement (as defined in paragraph (a)(1)(iv) of Item 304 of Regulation S-K) or reportable events (as described in paragraph (a)(1)(v) of said Item 304).

[The Audit Committee has reviewed and discussed the Fund’s audited financial statements for the year ended June 30, 2014, with Fund management.  Further, the Audit Committee has discussed with KPMG the Fund’s independent auditors, the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees).  The Audit Committee has received the written disclosures and a letter from KPMG required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 (Communication with Audit Committees Concerning Independence) and has discussed with KPMG their independence.  Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements of the Fund be included in the Fund’s annual report to stockholders for filing with the U.S. Securities and Exchange Commission for the fiscal year ended June 30, 2014.]

The Audit Committee met twice during the fiscal year ended June 30, 2014,

Kay W. Tatum
John A. Gelety
Michael A. Rubin
Ann S. Lieff

Nominating Committee

The Board has a Nominating Committee comprised solely of independent directors which currently consists of Mr. Rubin, Ms. Lieff, Dr. Tatum and Mr. Gelety.  The Nominating Committee is responsible for reviewing and recommending qualified candidates in the event that a directorship is vacated or created, and operates under a written charter, a copy of which is available on the Fund’s website at www.herzfeld.com/cuba.htm.   The Nominating Committee will not consider nominees recommended by stockholders.  Each member of the Nominating Committee is an independent director under the rules promulgated by NASDAQ.  The Nominating Committee believes that candidates for director should have certain minimum qualifications, including (i) the ability to apply good business judgment and must be in a position to properly exercise their duties of loyalty and care; (ii) proven leadership capabilities, high integrity and moral character, significant business experience and a high level of responsibility within their chosen fields; (iii) the ability to quickly grasp complex principles of business, finance, international transactions and the regulatory environment in which investment companies must operate; and (iv) the ability to read and understand basic financial statements, however the committee retains the right to modify these minimum qualifications from time to time.  In general, candidates will be preferred who hold an established senior or executive level position in business, finance, law, education, research or government.  The committee’s process for identifying and evaluating nominees is as follows:  In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews such directors’ overall service to the Fund during their term, including the number of meetings attended, level of participation, quality of performance, and any transactions of such directors with the Fund, if any, during their term, and confirms their independence if applicable.  In the case of new director candidates, the committee first determines whether the nominee must be independent for purposes of The Nasdaq Stock Market and whether the candidate must be considered a disinterested director under the 1940 Act.  In either case, determinations are based upon the Fund’s charter and bylaws, applicable securities laws, the rules and regulations of the SEC, the rules of FINRA, and the advice of counsel, if necessary.  The committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm.  The committee then meets to discuss and consider such candidates’ qualifications and recommend the nominee.  The Nominating Committee held two meetings during the last fiscal year.

Stockholders and other interested parties may contact the Board or any member of the Board by mail.  To communicate with the Board or any member of the Board correspondence should be addressed to the Secretary of the Fund, Attention Board of Directors.  All such correspondence should be sent c/o the Fund at 119 Washington Avenue, Suite 504, Miami Beach, Florida, 33139.

The Fund pays those directors who are not “interested persons” of the Fund $2,000 per year in addition to $800 for each meeting of the Board attended, plus reimbursement for expenses.  Such fees totaled $20,800 for the fiscal year ended June 30, 2014.

The aggregate compensation paid by the Fund to each of its directors serving during the fiscal year ended June 30, 2014, is set forth in the compensation table below.  Mr. Herzfeld receives no direct compensation for his services on the Fund’s Board.  The Board does not have a compensation committee.

Name of Person and Position with Fund	Aggregate Compensation from the Fund	Pension or Retirement Benefits Accrued as Part of Fund Expenses	Estimated Annual Benefits Upon Retirement	Total Compensation From Fund and Fund Complex Paid to Directors
Thomas J. Herzfeld*	$0	$0	$0	$0
President and Director
Ann S. Lieff	$5,200	$0	$0	$5,200
Director
Michael A. Rubin	$5,200	$0	$0	$5,200
Director
Kay W. Tatum	$5,200	$0	$0	$5,200
Director
John A. Gelety	$5,200	$0	$0	$5,200
Director

*	“Interested person” of the Fund as defined by Section 2(a)(19) of the 1940 Act.

The Fund does not have a formal policy regarding attendance by directors at annual meetings of stockholders but encourages such attendance.  All members of the Board attended the Fund’s 2013 Annual Meeting.

THE BOARD, INCLUDING ALL THE DIRECTORS WHO ARE NOT "INTERESTED PERSONS" (AS DEFINED IN THE 1940 ACT) OF THE FUND (THE "INDEPENDENT DIRECTORS") RECOMMENDS THAT THE FUND’S STOCKHOLDERS VOTE "FOR" THE ELECTION OF THE NOMINEES FOR DIRECTOR.

REVISION TO CERTAIN INVESTMENT RESTRICTIONS
PROPOSAL 2
Introduction

The Board of Directors of the Fund recommends that stockholders approve a proposal to amend the Fund’s investment restriction limiting the Fund’s ability to issue senior securities, to borrow money, and to pledge, mortgage, or hypothecate assets. If stockholders approve this proposal, the Fund would be permitted, up to the limits of the Investment Company Act of 1940, as amended (the “1940 Act”), to increase its assets available for investment, i)  by issuing senior securities including equity or debt securities such as preferred shares, notes and bonds; and, ii) by borrowing from banks and other financial institutions, an investment strategy commonly referred to as “leverage”. The Fund can currently utilize leverage by issuing equity securities and debt, but not by borrowing. The proposed change is therefore designed to permit the Fund to utilize additional forms of leverage.  Further, if stockholders approve this proposal, the Fund would be permitted to pledge, hypothecate and mortgage and otherwise encumber its assets without the current limitations.

Pursuant to Section 13(a) of the 1940 Act, this restriction cannot be changed without stockholder approval.

Proposal 2: Amendment of Investment Restriction Relating to Borrowing, Issuing Senior Securities, and Pledging, Mortgaging and Hypothecating Assets.

The Fund currently has an investment policy regarding borrowing money, issuing senior securities, and pledging assets that limits the Fund’s issuance of senior securities including equity or debt securities such as preferred shares, notes and bonds. The investment restriction also places limits on the amount of money that the Fund may borrow and the purposes for which the Fund may borrow money. The Fund may borrow money in connection with the repurchase or retirement of securities, or tender offers, and may pledge its assets to secure any permitted borrowing, to the extent permitted by the 1940 Act, and for temporary or emergency purposes in an amount not to exceed 5% of its total assets. The Fund can also issue short-term credits necessary for settlement of securities transactions. The current limitations on borrowing and encumbering assets are more restrictive than those imposed by the 1940 Act. The Fund’s current investment restriction to issue senior securities, pledge assets, and on borrowing is stated as follows, that the Fund may not:

“Issue senior securities, pledge its assets or borrow money in excess of 10% of the total value of its assets (including the amount borrowed) less its liabilities (not including its borrowings) and other than for temporary or emergency purposes or for the clearance of transactions, except that the Fund may borrow from a bank or other entity in a privately arranged transaction for repurchases and/or tenders for its shares, if after such borrowing there is asset coverage of at least 300% as defined in the 1940 Act, and may pledge its assets to secure any permitted borrowing. For the purposes of this investment restriction, the Fund will not purchase additional portfolio securities while borrowings exceed 5% of the Fund’s total assets; and collateral arrangements with respect to the writing of options or the purchase or sale of futures contracts are not deemed a pledge of assets or the issuance of a senior security..”

The Fund’s proposed investment borrowing restriction is as follows:

"The Fund may not issue any senior security (as that term is defined in the 1940 Act) or borrow money, except to the extent permitted by the 1940 Act or the rules and regulations thereunder (as such statute, rules or regulations may be amended from time to time) or by guidance regarding, or interpretations of, or exemptive orders under, the 1940 Act or the rules or regulations thereunder published by appropriate regulatory authorities.

For the purposes of this restriction, margin and collateral arrangements, including, for example, with respect to permitted borrowings, options, futures contracts, options on futures contracts and other derivatives such as swaps, are not deemed to involve the issuance of a senior security."

The revised policy would permit the Fund to borrow money and issue senior securities for any purpose to the fullest extent permitted by the 1940 Act and the rules thereunder. This revision, if approved by the Fund’s stockholders, would provide the Fund with the flexibility to take advantage of investment opportunities when the Adviser believes that the return from the additional investment would exceed the cost of borrowings. To the extent that the income and/or capital appreciation derived from securities purchased with borrowed money exceeds the cost of such leverage, the Fund’s return will be greater than if leverage had not been used. The use of leverage through borrowings, therefore, creates an opportunity for increased net investment income and/or capital appreciation.

The revision of this investment restriction is recommended to ensure flexibility that the Fund may engage in such borrowing and other transactions, which may require the Fund to encumber its assets, in response to changing market conditions and circumstances.  In addition, there is no express requirement under the 1940 Act that the Fund have a policy regarding pledging, hypothecating, mortgaging or otherwise encumbering its assets and, accordingly, the Board recommends that the investment restriction revision eliminate references to the pledging, mortgaging or hypothecation of assets to avoid unnecessary encumbrances.

While the use of leverage through borrowings creates potential benefits to the Fund’s stockholders, it also creates risks. Increases and decreases in the value of the Fund’s portfolio may be magnified when the Fund uses leverage. Thus, the use of leverage may cause greater volatility of net asset value, market price and dividend rate of the Fund’s shares. The Fund will incur interest expense on borrowed money and may be required to pay a commitment, structuring or other fee in connection with borrowings. If the implementation of this strategy does not prove successful, the cost of borrowings may exceed the income and appreciation on the assets purchased with such borrowings. If the returns from the securities purchased are not sufficient to cover these expenses, the amount available for distribution to stockholders will be less than if leverage had not been used. The Adviser may determine nonetheless to maintain the Fund’s leveraged position if it expects that the long-term benefits to the Fund’s stockholders of maintaining the leveraged position will outweigh the current reduced return. Borrowings may result in the Fund being subject to covenants in credit facility agreements relating to asset coverage and portfolio composition requirements, which may be more stringent than those imposed by the 1940 Act.

If Proposal 3 below is approved, the fees paid to the Adviser will be calculated on the basis of the Fund’s gross assets, including proceeds from the borrowings. The aggregate fee will be higher during periods when leverage is utilized, which may create an incentive for the Adviser to employ leverage. However, the Adviser intends to leverage the Fund only when they believe that the potential return on the additional investments acquired through the use of leverage is likely to exceed the costs incurred in connection with the borrowings. The Board of Directors will monitor this potential conflict.

The Directors have considered the proposal to revise the Fund’s investment restriction. In the course of their evaluation, the Directors considered several factors, including the risks to which the Fund may be exposed as a result of leverage, the fact that the Fund’s distributions to stockholders may increase or decrease, the fact that the Fund will bear the expenses of borrowings, and the Adviser’s potential conflict described above [and experience in connection with closed-end funds that utilize leverage through borrowings]. As a result of their consideration of the above factors and other relevant information, the Directors recommend that stockholders approve Proposal 2.

Required Vote

Proposal 2 will require the affirmative vote of a majority of the outstanding voting securities of the Fund (as described above).  If stockholders do not approve Proposal 2, the current investment restriction will remain in effect, and the Directors will consider what further action, if any, to take.

THE BOARD, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE FUND’S STOCKHOLDERS VOTE "FOR" PROPOSAL 2.

APPROVAL OF INVESTMENT ADVISORY AGREEMENT AMENDMENT
PROPOSAL 3

Introduction

The Directors recommend that stockholders approve an amendment to the investment advisory agreement to provide for investment leverage, including borrowing, in the calculation of the advisory fee, and to make certain non-materials changes.  In using leverage as described above, the Fund would increase its assets with the goal of increasing return to stockholders, potentially yielding a higher return from the investment of those assets than the costs of such borrowing. The current method for calculating advisory fee does not take into account the Fund’s use of such leverage. If Proposal 3 is approved, the contractual advisory fee rate payable by the Fund to the Adviser would remain the same.

Current Calculation of Fees Under the Investment Advisory Agreement

Pursuant to the current investment advisory agreement, the Fund pays the Adviser an advisory fee equal to 1.45% of the Fund’s average daily net assets and payable at the end of each quarter.

Proposed Calculation of Advisory Fees Under the Investment Advisory Agreement

Proposal 3 seeks to revise the calculation of advisory fee from “net assets” to “gross assets.” Gross assets would be defined as “total assets of the Fund, including any form of investment leverage, minus all accrued expenses incurred in the normal course of operations, but not excluding any liabilities or obligations attributable to investment leverage obtained through (i) indebtedness of any type (including, without limitation, borrowing through a credit facility/commercial paper program or other forms of borrowings or the issuance of debt securities); (ii) the issuance of preferred shares or other similar preference securities; and/or, (iii) any other means.”

Although the proposed changes to the investment advisory agreement would not change the contractual fee rates based on the Fund’s current assets, the assets upon which such fees are calculated would be increased to include borrowings and the effect of leveraging the Fund. If investment leverage is not used, the proposed changes will not result in any change to the amount of the advisory fees (assuming no change in the Fund’s asset level). If investment leverage is used, the aggregate amount of advisory fee incurred by the Fund would increase, even though the contractual fee rates would remain the same, depending on the fund’s asset level. The proposed change may provide the Adviser with an incentive to increase the gross assets by borrowing and, thus, the Adviser may have differing interests from the Fund in determining whether the Fund’s assets should be leveraged. The Board of Directors will monitor this potential conflict of interest to ensure that the use of leverage is beneficial to the Fund and its stockholders.

Without the proposed change to the advisory fee structure, however, there would be a disincentive for the Adviser to utilize leverage in managing the Fund’s assets. For this reason, it is commonplace in the mutual fund industry for investment advisers to be compensated upon the gross assets that they manage.  Assuming that Proposal 2 is approved, the size of the fund that the Adviser would be required to manage if the Fund utilizes leverage through borrowings would increase, together with the costs to the Adviser associated with managing a larger fund. As a result of managing a larger fund, the Adviser would face increased management, administration and compliance costs and responsibilities. However, under the current investment advisory agreement, the fees paid to them would not increase and would no longer be directly aligned with the size of the fund. The Board of Directors believes it is appropriate to align the size of the fund and Adviser’s costs proportionally with the compensation paid to the Adviser. The proposed change would achieve this by allowing the Adviser to be paid at its current fee rates on all of the Fund’s assets that the Adviser would manage.

At the Annual Meeting, stockholders will be asked to approve an amendment to the investment advisory agreement (the “Investment Advisory Agreement Amendment”) to change the base amount used to calculate the Adviser’s advisory fee. The proposed Investment Advisory Agreement Amendment is set forth on Appendix A  to this Proxy Statement, marked to show changes from the relevant portions of the current investment advisory agreement.

Advisory Fees

The aggregate amount of advisory fees that the Fund paid to the Adviser during the fiscal year ended June 30, 2014 was $[     ]. If the Investment Advisory Agreement Amendment had been in effect and if the Fund had employed leverage through borrowings equal to 25% of its total assets, the aggregate amount of the advisory fees for the same period would have been $[     ], representing an increase of approximately [    ]%.

The following table shows the Fund’s expenses expressed as a percentage of average assets attributable to common shares: (i) based on actual expenses incurred during the fiscal year ended June 30, 2014 under the current investment advisory agreement and (ii) on a pro forma basis as if the Investment Advisory Agreement Amendment had been in effect during 2014 and assuming that the Fund had employed leverage through borrowings equal to 25% of its total assets during the entire period. If Proposal 3 is approved, the Fund’s actual annual expenses may be substantially higher or lower than the estimated amounts shown below.

For purposes of the table below, the Fund’s “net assets” means its assets attributable to common shares, less expenses incurred in the normal course of operations, and the Fund’s “gross assets” means its total assets, including assets attributable to commons shares and leverage, less expenses incurred in the normal course of operations.

ANNUAL EXPENSES

	ACTUAL	PRO FORMA BASED ON NET ASSETS ASSUMING BANK DEBT	PRO FORMA BASED ON GROSS ASSETS ASSUMING BANK DEBT
Management Fees	1.45%	1.__%	1.__%
Other Expenses(1)	0.__%	0.__%	0.__%
Interest Payments on Borrowed Funds	None	0.__%(2)	0.__%(2)
Total Annual Expenses	_.__%	_.__%	_.__%
Contractual Expense Reimbursements	None	None	None
Net Fund Operating Expenses	_.__%	_.__%	_.__%

(1)
The current investment advisory agreement provides that the Adviser performs and arranges for the performance of certain administrative and accounting functions for the Fund as discussed below. “Other Expenses” have been estimated for the current fiscal year.

(2)	Reflects estimated finance fees that would have been incurred for the use of a third-party credit facility.

The following table shows the expenses a stockholder of the Fund would pay on an investment of $1,000, assuming a 5% annual return and redemption at the end of each period, on an actual basis and on a pro forma basis as if the Investment Advisory Agreement Amendment  had been in effect during 2014 and assuming that the Fund had employed leverage in the form of bank debt, as described above. This hypothetical example assumes that all distributions are reinvested at net asset value. This example should not be considered a representation of future return or expenses. Annual return or expenses may be greater or less than those shown.

For purposes of the table below, the Fund’s “net assets” means its assets attributable to common shares, less expenses incurred in the normal course of operations, and the Fund’s “gross assets” means its total assets, including assets attributable to commons shares and leverage, less expenses incurred in the normal course of operations.

EXAMPLE

PERIOD	ACTUAL	PRO FORMA BASED ON NET ASSETS, ASSUMING BANK DEBT	PRO FORMA BASED ON GROSS ASSETS ASSUMING BANK DEBT
1 year	$	$	$
3 years	$	$	$
5 years	$	$	$
10 years	$	$	$

Terms of the Investment Advisory Agreement

Investment Advisory Agreement

The Adviser serves as investment adviser to the Fund pursuant to the current investment advisory agreement dated September 10, 1993. The Board most recently approved the continuance of the current advisory agreement on August XX, 2014, when the Directors, including a majority of the Independent Directors, approved its continuation for an additional one-year term.  A discussion regarding the basis for the Board’s approval of the Investment Advisory Agreement Amendment is provided in the Fund’s Annual Report to stockholders for the fiscal year ended June 30, 2014.

In the current investment advisory agreement, and under the direction and control of the Board of Directors, the Adviser manages the Fund’s portfolio and makes investment decisions pursuant to the Fund’s stated investment objective, policies and restrictions. The Adviser is authorized to transmit purchase and sale orders and select brokers and dealers to execute portfolio transactions on behalf of the Fund. The Adviser determines the timing of portfolio transactions and other matters related to execution.

The services of the Adviser under the investment advisory agreement are not deemed to be exclusive, and nothing in the investment advisory agreement prevents the Adviser or any affiliate thereof, from providing similar services to other investment companies and other clients (whether or not their investment objectives and policies are similar to those of the Fund) or from engaging in other activities. When other clients of the Adviser desire to purchase or sell a security at the same time the security is purchased for or sold by the Fund, such purchases and sales are to the extent feasible, allocated among such clients and the Fund in a manner believed by the Adviser to be equitable to the Fund. The allocation of securities may adversely affect the price and quality of purchases and sales of securities by the Fund. Purchase and sale orders for the Fund may be combined with those of other clients of the Adviser in the interest of the most favorable results for the Fund.

The investment advisory agreement may be terminated by the Fund, without the payment of any penalty, upon vote of a majority of the Board or a majority of the outstanding voting securities of the Fund at any time upon net less than 60 days’ prior written notice to the Adviser, or by the Adviser upon not less than 60 days’ prior written notice to the Fund. The investment advisory agreement terminates automatically in the event of its assignment (as such term is defined in the 1940 Act) by either party or upon its termination.

The current investment advisory agreement provides that the Adviser is not liable for any act of omission, error of judgment, mistake of law or loss suffered by the Fund or its investors in connection with the matters to which the investment advisory agreement relates, except for a loss resulting from willful misfeasance, bad faith or gross negligence in the performance of, or from reckless disregard of, its obligations and duties under the investment advisory agreement, or a loss resulting from a breach of fiduciary duty with respect to receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in Section 36 (b) (3) of the 1940 Act).

If approved at the Annual Meeting, the Investment Advisory Agreement Amendment will become effective upon such approval. If the Investment Advisory Agreement Amendment is not approved, the current investment advisory agreement will remain in effect until its annual continuance is considered by the Board in 2015, subject to further continuation or earlier termination in accordance with its terms.

Information About the Adviser

The Fund is advised by HERZFELD/CUBA (the “Adviser”), a division of Thomas J. Herzfeld Advisors, Inc., whose principal business address is 119 Washington Avenue, Suite 504 Miami Beach, FL 33139. The Adviser has been providing advisory services to the Fund since September 1993. Thomas J. Herzfeld Advisors, Inc. has provided advisory services since 1984 and is beneficially owned by Thomas J. Herzfeld, as the sole voting shareholder.

Portfolio Managers

Thomas J. Herzfeld is primarily responsible for the day-to-day management of the Fund. Mr. T. Herzfeld currently serves as the Chairman, President, Director, and Portfolio Manager of the Fund. Mr. T. Herzfeld has managed the Fund since its inception in 1993. In addition, Mr. T. Herzfeld serves as the Chairman and President of Thomas J. Herzfeld Advisors, Inc. since 1984. Prior to this positions he served as the Chairman and President of Thomas J. Herzfeld & Co., Inc. an affiliated broker/dealer (that ceased operations in 2010) from 1981-2010. Prior to these positions he was Executive Vice President and Director of a New York Stock Exchange member firm. Mr. T. Herzfeld has authored or edited a number of books, including The Investors Guide to Closed-End Funds (McGraw Hill, 1980), Herzfeld’s Guide to Closed End Funds (McGraw Hill, 1993) and co-authored High Return, Low Risk Investment (1st edition, G.P. Putnam’s Sons, 1981 and 2nd edition, McGraw Hill, 1993). He is considered the first and a leading expert in the field of closed-end funds. Mr. T. Herzfeld has been quoted in thousands of articles and written hundreds of articles on the subject of closed end funds. He has written periodically for Barron’s and has made television appearances on Wall Street Week , The Nightly Business Report and CNBC .

Erik M. Herzfeld is primarily responsible for the day-to-day management of the Fund. Mr. E. Herzfeld currently serves as Portfolio Manager of the Fund. Mr. E. Herzfeld has managed the Fund since 2008. In addition, Mr. E. Herzfeld serves as Managing Director of Thomas J. Herzfeld Advisors, Inc. since 2007. Prior to these positions Mr. E. Herzfeld has served in quantitative research, trading and management roles with both Lehman Brothers and JPMorgan and was based in New York and Asia.

During the fiscal year ended June 30, 2014, the Fund did not pay brokerage commissions to any broker-dealer that was affiliated with the Adviser.

Other services performed by the Adviser for the Fund

The investment advisory agreement provides that the Adviser bears all expenses of its employees and overhead incurred by it in connection with its duties thereunder. The Fund reimburses approximately [$26,913] per year for compliance services performed by the Chief Compliance Officer. The Adviser pays the salaries and expenses of such of the Fund’s officers and employees and any fees and expenses of such of the Fund’s Directors as are interested persons (as such term is defined in the 1940 Act) of the Adviser. The Fund bears all of its own expenses.

The Adviser also performs and arranges for the performance of certain administrative and accounting functions for the Fund, including (i) providing persons satisfactory to the Directors of the Fund to serve as officers and, in that capacity, manage the daily operations of the Fund; (ii) processing the payment of expenses for the Fund; (iii) supervising the preparation of periodic reports to the Fund’s stockholders; (iv) preparing materials for Fund Board and Committee meetings; (v) supervising the pricing of the Fund’s investment portfolio and the publication of the NAV of the Fund’s shares, earnings reports and other financial data; (vi) monitoring relationships with organizations providing services to the Fund, including the custodian, transfer agent, auction agent and printers; (vii) supervising compliance by the Fund with record-keeping requirements under the 1940 Act and regulations thereunder, maintaining books and records for the Fund (other than those maintained by the Adviser, custodian and/or transfer agent) and preparing and filing of tax reports other than the Fund’s income tax returns; and (viii) providing executive, clerical and secretarial help needed to carry out these responsibilities.

Management of similar funds

Thomas J. Herzfeld and Erik M. Herzfeld are primarily responsible for the day-to-day management of the Fund’s portfolio. As of June 30, 2014, they were primarily responsible for the day-to-day management of the following other accounts in addition to the Fund:

Type of Account	Number of Accounts	Total Assets (in millions)
Registered Investment Companies	None	$0
Pooled Investment Vehicles	1	$19
Other Accounts	261	$195

The advisory fee for these accounts is based on assets under management for these accounts and is not based on the performance of the accounts.

Material conflicts of interest that may arise in connection with their management of the Fund’s investments and investments in other accounts include conflicts between the investment strategy of the Fund and the investment strategy of the other accounts managed by Mr. T. Herzfeld and Mr. E. Herzfeld, and conflicts associated with the allocation of investment opportunities between the Fund and other accounts managed by Mr. T. Herzfeld and Mr. E. Herzfeld. The Adviser has adopted policies and procedures to address conflicts of interest to ensure compliance with securities regulations and to ensure fair and equitable treatment of the Fund and other accounts should any conflict arise.

Board’s Evaluation and Recommendation

At an in-person meeting held on May 7, 2014, the Board, including all the Independent Directors, discussed the proposed Investment Advisory Agreement Amendment for the Fund. At the May 2014 meeting, the Board determined that it was appropriate to rely upon its previous consideration of the factors considered in connection with the annual evaluation of the investment advisory agreement conducted at the in-person meeting held on August 13, 2013. A discussion regarding the basis for the Board’s approval of the investment advisory agreement at the 2013 meeting is provided in the Fund’s Semi-Annual Report to stockholders for the semi-annual period ended December 31, 2013.

At an in-person meeting held on August XX, 2014, the Board, including all the Independent Directors, approved the current investment advisory agreement for the Fund.

The Board reviewed the nature, extent and quality of services provided by the Adviser, including the Adviser’s history and experience providing investment services to the Fund [and the Adviser’s experience in connection with closed-end funds that utilize leverage through borrowings]. The Board considered the quality and depth of the investment professionals having principal investment responsibility for the Fund and the investment performance record of the Fund over the longer and shorter time periods.

In addition to evaluating the nature, extent and quality of services provided by the Adviser, the Board further considered that the Adviser would be responsible for managing the additional borrowed assets and would be required to expend additional resources in managing such assets. In addition, the use of leverage would increase the complexity of the administrative and oversight responsibilities associated with securing and monitoring leverage for the Fund. The Board noted that the Adviser would be unwilling to continue managing the Fund on a leveraged basis unless the increased costs in managing such a fund are compensated through the fees that each of them receives.

The Board reviewed the Fund’s contractual advisory fee rate payable by the Fund to the Adviser as compared to the other funds in its expense group. The Board considered the services provided and the fees charged by the Adviser to other clients with similar investment mandates, including other registered investment companies, institutional investors and separate accounts. The Board considered the expense ratio of the Fund on a historical basis and after giving effect to leverage and the benefits to the Adviser from the revised fee calculation in the Investment Advisory Agreement Amendment. The Board noted that the fees charged by the Adviser were reasonable based on average advisory fees and operating expenses for comparable funds.

The Board considered the extent to which economies of scale might be realized as the assets of the Fund increase but recognized that there is limited ability to grow assets for a closed-end fund.

Based on its review, the Board, including the Independent Directors, determined that the terms of the current investment advisory agreement for the Fund, including the advisory fees, were fair and reasonable and in the best interest of the Fund and its stockholders, and unanimously approved the investment advisory agreement.

Immediately thereafter at the August 2014 meeting, the Board revisited the factors it considered in approving the investment advisory agreement to the extent relevant to the proposed Investment Advisory Agreement Amendment. The Board took into account other factors it considered relevant in its evaluation of the inclusion of borrowing for investment purposes and other financial leverage in the calculation of the advisory fees, and certain other non-material changes, including the potential benefits that the Fund and its stockholders may realize from a leveraged strategy.

Based on its review, the Board, including the Independent Directors, determined that the terms of the Investment Advisory Agreement Amendment for the Fund, including the advisory fees, were fair and reasonable and in the best interest of the Fund and its stockholders, and unanimously approved the Investment Advisory Agreement Amendment.

Required Vote

Proposal 3 will require the affirmative vote of a majority of the outstanding voting securities of the Fund (as described above).

If stockholders do not approve the Investment Advisory Agreement Amendment described in Proposal 3, the current investment advisory agreement will not be amended. The Board will consider what further action, if any, to take in the event that Proposal 3 is not approved.

THE BOARD, INCLUDING ALL THE INDEPENDENT DIRECTORS, RECOMMENDS THAT THE FUND’S STOCKHOLDERS VOTE "FOR" PROPOSAL 3.

ADDITIONAL INFORMATION

HERZFELD/CUBA (the "Adviser"), a division of Thomas J. Herzfeld Advisors, Inc., with offices at 119 Washington Avenue, Suite 504, Miami Beach, Florida 33139, serves as the Fund’s investment adviser pursuant to an investment advisory contract dated September 10, 1993.  The Adviser also provides certain administration services to the Fund, but the Fund has no formal administrative contract.  Mr. T. Herzfeld, a director of the Fund, is an executive of the Adviser.

Thomas J. Herzfeld & Co., Inc., 119 Washington Avenue, Suite 504, Miami Beach, FL  33139, acted as Underwriter to the Fund.

[KPGM], independent registered public accounting firm, has been selected by the Board as the Fund’s independent auditor for the current fiscal year ending on June 30, 2015.  A representative of [KPMG] will be available at the meeting and will have the opportunity to respond to appropriate questions from stockholders and to make such statements as desired.

INDEPENDENT AUDITOR’S FEES

The following table sets forth the aggregate fees and percentage of total fees charged by the independent auditor for the two most recent fiscal years for professional services rendered for: (i) the audit of the annual financial statements and the review of the financial statements included in the Fund’s report to stockholders; (ii) audit-related services; (iii) tax compliance, tax advice, and tax planning; (iv) all other products and services provided to the Fund which included matters related to regulatory issues and preparation of unaudited financial statements.

Fiscal Year-End	Audit Fees Other Fees	Audit-Related Fees	Tax Fees	All
6/30/14	______________	_______	_______________	______
6/30/13	$50,500 (83.47%)	$0 (0%)	$10,000 (16.53%)	$0 (0%)

The Fund’s Audit Committee charter requires that the Audit Committee shall pre-approve all auditing services and permitted non-audit services (including the fees for such services and terms thereof) to be performed for the Fund by its independent public accountants in one of two methods.  Under the first method, the engagement to render the services would be entered into pursuant to pre-approval policies and procedures established by the Audit Committee, provided (i) the policies and procedures are detailed as to the services to be performed, (ii) the Audit Committee is informed of each service, and (iii) such policies and procedures do not include delegation of the Audit Committee’s responsibilities under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Fund’s management.  Under the second method, the engagement to render the services would be presented to and pre-approved by the Audit Committee (subject to the de minimus exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee prior to the completion of the audit).  At the present time, the Audit Committee has not adopted pre-approval policies and procedures, and would use the second method for pre-approval provided for in its charter.  All of the audit, audit-related and tax services described above for which the independent public accountants billed the registrant fees for the fiscal years ended June 30, 2013 and 2014 were pre-approved by the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of August XX, 2014, to the knowledge of the Fund, no person beneficially owned more than 5% of the voting securities of any class of securities of the Fund, except as listed below:

Stockholder Name and Address	Class of Shares	Share Holdings	Percentage Owned
Thomas J. Herzfeld 119 Washington Avenue, Suite 504 Miami Beach, FL 33139	Common Stock	________ shares1	_____%

1
Mr. Herzfeld beneficially owns (i) individually __________ shares with sole voting and investment power and (ii) ________ shares with shared investment power in connection with his position with the Fund’s registered investment adviser.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 30(h) of the 1940 Act and Section 16(a) of the Securities Exchange Act of 1934 require the Fund’s directors, executive officers and certain other persons (collectively, “Reporting Persons”), to file with the Securities and Exchange Commission (“SEC”) initial reports of ownership and reports of changes in ownership of equity securities of the Fund.  Reporting Persons are required by SEC regulations to furnish the Fund with copies of all Section 16(a) forms they file.  To the Fund’s knowledge, based solely on review of the copies of such reports furnished to the Fund during the fiscal year ended June 30, 2014, all Section 16(a) filing requirements applicable to the Reporting Persons were complied with.

STOCKHOLDER PROPOSALS

Proposals intended to be presented by stockholders for consideration at the 2015 Annual Meeting of Stockholders must be received by the Secretary of the Fund no later than May XX, 2015, in order to be included in the proxy statement for the meeting.  A stockholder who wishes to make a proposal at the 2015 Annual Meeting of stockholders without including the proposal in the Fund’s proxy statement must notify the Fund, and the Fund’s officers, of such proposal no earlier than August XX, 2015 (90 days prior), and no later than September XX, 2015 (60 days prior, assuming a November XX, 2015 meeting.)  If a stockholder fails to give notice by the later date, then the persons named as proxies in the proxies solicited by the Board for the 2015 Annual Meeting of Stockholders may exercise discretionary voting power with respect to any such proposal.

To submit a proposal, a stockholder must own 1% or $2,000 worth of shares of the Fund for at least one year and must own those shares through the date of the 2015 Annual Meeting.  Stockholders who qualify may submit only one proposal per Annual Meeting, and the proposal may be no longer than 500 words.

REPORTS TO STOCKHOLDERS AND FINANCIAL STATEMENTS

The Annual Report to Stockholders of the Fund, including audited financial statements of the Fund for the fiscal year ended June 30, 2014, is being mailed to stockholders.  The Annual Report should be read in conjunction with this Proxy Statement but is not part of the proxy soliciting material.  A copy of the Annual Report may be obtained from the Fund, without charge, by contacting the Fund in writing at the address on the cover of this Proxy Statement, or by calling 800-854-3863 or 305-271-1900.

OPEN MATTERS

Management of the Fund does not know of any matters to be presented at the Annual Meeting other than those mentioned in this Proxy Statement.  If any other business should come before the meeting, the proxies will vote thereon in accordance with their best judgment.

By Order of the Directors,
Reanna J. M. Lee
Treasurer & Secretary
The Herzfeld Caribbean Basin Fund, Inc.

Dated: August XX, 2014

IF YOU CANNOT ATTEND THE ANNUAL MEETING, IT IS REQUESTED THAT YOU COMPLETE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED SO THAT THE MEETING MAY BE HELD AND ACTION TAKEN ON THE MATTERS DESCRIBED HEREIN WITH THE GREATEST POSSIBLE NUMBER OF SHARES PARTICIPATING.

APPENDIX A
FORM OF
INVESTMENT ADVISORY AGREEMENT AMENDMENT
[TO BE PROVIDED]